FOR IMMEDIATE RELEASE	Media Contact:	Carrie Hill (317) 472-5660 chill@ffi.net

Fortune Industries, Inc. Announces Dismissal of Lawsuit

INDIANAPOLIS, IN, September 4, 2012 – Fortune Industries, Inc. (NYSE MKT:FFI) (the “Company”) announced today that a Stipulation of Dismissal with Prejudice had been filed with the Superior Court of Indiana, Marion County Circuit in a purported class action lawsuit, captioned Mark Haagen, individually and on behalf of others similarly situated v. Tena Mayberry, Carter M. Fortune, Paul J. Hayes, David A. Berry, Richard F. Suja, Fortune Industries, Inc., CEP, Inc., and CEP Merger Sub, Inc. filed in April 2012. The case was voluntarily dismissed prior to the Defendants filing an answer. Because the action was dismissed with prejudice, Plaintiff is precluded from bringing another action on this claim. Neither Plaintiff nor his counsel received any payment in connection with the dismissal.

In the lawsuit, Plaintiff alleged that members of the Company’s Board of Directors breached their fiduciary duties to the Company’s stockholders in connection with a proposed management-led buyout of the Company, and that the Company aided and abetted the Directors’ breaches of fiduciary duties. Additionally, Plaintiff alleged that the proposed transaction involves an unfair price, an inadequate sales process, self-dealing and unreasonable deal protection devices.

Plaintiff stipulated to the dismissal with prejudice following a motion to dismiss being filed by the Defendants. “We are pleased at Plaintiff’s decision to dismiss this lawsuit with prejudice,” said Tena Mayberry, President and Chief Executive Officer. “We have maintained since the lawsuit was filed that it was without merit, and we look forward to proceeding with our planned management-led buyout of the company. As always, our focus remains on providing superior customer service to our clients and providing long-term value to our shareholders.”

About Fortune Industries, Inc.

Fortune Industries, Inc., is a professional employer organization (PEO) focused on small and medium-sized business clients in 47 states, providing human resource consulting and management, employee assessment, training, payroll services, and benefits administration.  The company has three divisions operating as licensed PEOs: Century II, Inc., located in Brentwood, TN; Employer Solutions Group, Inc., located in Loveland, CO, Provo, UT, Phoenix and Tucson, AZ; and Professional Staff Management, Inc., located in Indianapolis, and Richmond, IN. The company’s PEO divisions are among the nation’s oldest PEOs, and are recognized market leaders providing the full array of outsourced human resource services through co-employment relationships with companies that typically do not have an internal personnel or human resources department. Fortune Industries represents clients with a combined 15,000 worksite employees representing a broad base of industries including healthcare, IT, financial, and other professional services, as well as manufacturing, construction, and telemarketing. For more information, visit www.ffi.net.

Forward Looking Statements

This press release and other statements by Fortune Industries, Inc. may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “estimate,” “potential,” or future/conditional verbs such as “will,” “should,” and “could” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences, include, but are not limited to, the risks and uncertainties that are discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within the Company’s Form 10-K for the year ended June 30, 2011. The Company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. Readers should carefully review the risk factors disclosed within the Company’s Form 10-K and other documents filed by the Company with the Securities and Exchange Commission.